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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 2003

0-13063
(Commission File Number)

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	81-0422894 (IRS Employer Identification Number)

750 Lexington Avenue, New York, New York 10022
(Address of registrant's principal executive office)

(212) 754-2233
(Registrant's telephone number)

Item 5. Other Events and Required FD Disclosure.

        On September 11, 2003, Scientific Games Corporation (the "Company") signed a definitive agreement to acquire IGT OnLine Entertainment Systems, Inc. ("OES") from International Game Technology for $143 million in cash, subject to closing adjustments and regulatory approvals and other specified conditions. OES operates online lottery systems in seven states and the Caribbean, and supports systems sold to customers in Korea, Norway, Switzerland and Shanghai. OES has annual revenues of approximately $140 million.

        Certain financial statements of OES are included as Exhibit 99.1 to this Form 8-K. Following the closing of the acquisition of OES, the Company expects to complete the filing of such additional financial statements and other information in connection with the acquisition as may be required under Items 2 and 7 of Form 8-K, within the time period specified therein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP.
99.1	Financial statements of IGT OnLine Entertainment Systems, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION
By:	/s/ MARTIN E. SCHLOSS Martin E. Schloss Vice President and Secretary

Date: November 3, 2003

Index to Exhibits

Exhibit No.	Description
23.1	Consent of Deloitte & Touche LLP.
99.1	Financial statements of IGT OnLine Entertainment Systems, Inc.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Index to Exhibits